NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS THIRD QUARTER RESULTS

OLNEY, MARYLAND, October 23, 2008 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the third quarter of 2008 of $5.4 million ($.33 per diluted share) compared to $8.2 million ($.50 per diluted share) for the third quarter of 2007 and $5.7 million ($.34 per diluted share) for the linked second quarter of 2008. The third quarter of 2008 includes an estimated pre-tax impairment charge of $2.3 million to write down the value of goodwill in the Company’s leasing subsidiary, The Equipment Leasing Company, and a pre-tax pension credit of $1.5 million relating to the Company’s defined benefit pension plan which was frozen in 2007.

Net income for the nine-month period ending September 30, 2008 totaled $19.2 million ($1.17 per diluted share) compared to $23.9 million ($1.50 per diluted share) for the prior year period. The results for the current year-to-date include the goodwill impairment charge and pension credit mentioned above.

“Our company is a good old fashioned profitable community bank that has been conservatively managed for 140 years. We are locally run, well capitalized, locally headquartered, our employees live in the same neighborhoods where they work – and we are continuing to safely support the daily needs and growth plans of our local customers through this economic cycle,” said Hunter R. Hollar, Chairman and Chief Executive Officer. “These attributes have enabled us to grow into the second largest independent banking franchise headquartered in Maryland, with a high-value footprint that covers great demographics in the best markets between Washington, Baltimore, and Northern Virginia.”

“We think it is important to not lose sight of these facts, despite the daily reports of huge losses and ongoing major problems at many of the nation’s largest and best-known financial companies. The extraordinary events of the past month have served to reshape the entire U. S. financial system, yet we believe the well-managed better-performing community banks such as ours should have solid prospects now and in the future.”

“Sandy Spring Bancorp is not totally immune from the impact of recent economic events, including the slump in housing. We are recognizing the problem loans whose repayment is dependent on home sales and we are working hard to manage through these loans in order to minimize the impact on Sandy Spring Bank and on the borrower. Further, we are continuing to focus on controlling operating expenses and on high quality customer service and retention.”

Third Quarter and Year-to-Date Highlights:

•
The net interest margin declined to 4.02% for the third quarter compared to 4.16% for the third quarter of 2007 and increased compared to 3.96% for the linked second quarter of 2008. For the year-to-date, the net interest margin declined to 3.99% compared to 4.10% for 2007.

•
As mentioned above and in a prior press release dated October 7, 2008, the Company recognized an estimated pre-tax impairment charge of $2.3 million relating to the write down of the value of goodwill in its leasing subsidiary, The Equipment Leasing Company, based on completion of Phase I of the impairment analysis. Phase II is expected to be completed during the next reporting period, which may require an additional adjustment. Total goodwill allocated to The Equipment Leasing Company after this quarter’s write down is $1.9 million.

•
During the third quarter the Company recognized a credit of $1.5 million for prior service costs relating to its defined benefit pension plan. This plan was frozen during the fourth quarter of 2007 with the intention of terminating the plan at a still to be determined future date.

•
Noninterest expenses decreased 2% for the quarter compared to the third quarter of 2007 and increased 2% versus the linked second quarter of 2008. Excluding the goodwill impairment charge and the pre-tax pension credit in the third quarter of 2008, noninterest expenses decreased 5% compared to the third quarter of 2007. For the first nine months of 2008, noninterest expenses increased 1% compared to the first nine months of 2007. Excluding the goodwill impairment charge and the pre-tax pension credit, noninterest expenses decreased 1% versus the prior year-to-date. These decreases are consistent with the Company’s expectations for project LIFT, the Company’s previously disclosed initiative for managing operating expenses.

•
The provision for loan and lease losses totaled $6.5 million for the quarter compared to $0.8 million for the third quarter of 2007 and $6.2 million for the linked second quarter of 2008. For the year-to-date, the provision for loan and lease losses totaled $15.4 million compared to $2.4 million in 2007. These increases were in response to internal risk rating downgrades primarily in the residential real estate development portfolio.

•
The Company as of September 30, 2008 recorded a total risk-based capital ratio of 10.98%, a tier 1 risk-based capital ratio of 9.73% and a capital leverage ratio of 8.76%. Capital adequacy, as measured by these ratios, was above the “well-capitalized” regulatory requirement levels for the Company.

“Non-performing assets increased from the second quarter due to the volatile condition of the financial markets and, in particular, their effect on local residential real estate developers with whom we have long-standing relationships. Our foremost priority is to aggressively monitor credit quality and we have been extremely proactive in identifying and dealing with the problem credits which gave rise to the higher provision for loan and lease losses discussed above,” said Daniel J. Schrider, President of Sandy Spring Bancorp. "We continue to believe that our conservative loan underwriting standards and our comprehensive methodology for risk-rating our loans will serve us well for the long term as we manage through this most difficult economic environment."

Review of Balance Sheet and Credit Quality

Comparing September 30, 2008 balances to September 30, 2007, total assets increased 8% to $3.2 billion due mainly to continued growth in the commercial loan portfolio. Total loans and leases increased 13% to $2.5 billion compared to the same period for the prior year. This increase in loans was comprised mainly of a 14% increase in commercial loans. Compared to the linked second quarter of 2008, total loans increased 2%.

Customer funding sources, which include deposits plus other short-term borrowings from core customers, decreased 3% to $2.3 billion at September 30, 2008 compared to the same period for the prior year. On a linked quarter basis, such customer funding sources decreased 3% compared to the second quarter of 2008. This decrease was due primarily to continued intense competition for deposits in the Company’s market area. Borrowings from the Federal Home Loan Bank of Atlanta increased 163% to $484 million compared to the same period for the prior year. Compared to the linked second quarter of 2008, such borrowings increased 22%. These increases were necessary to fund loan growth due to the lack of growth in customer funding sources mentioned above.

Stockholders’ equity totaled $319.7 million at September 30, 2008, and represented 10.0% of total assets, compared to 10.5% at September 30, 2007. The Company at September 30, 2008 recorded a total risk-based capital ratio of 10.98%, a tier 1 risk-based capital ratio of 9.73% and a capital leverage ratio of 8.76% which were all above “well capitalized” regulatory requirement levels.

The provision for loan and lease losses totaled $6.5 million for the third quarter of 2008 compared to $0.8 million for the third quarter of 2007 and $6.2 million for the linked second quarter of 2008. As discussed above, these increases were primarily due to a higher level of nonperforming loans, specifically in the residential real estate development portfolio. Loan charge-offs, net of recoveries totaled $1.7 million for the third quarter of 2008 compared to $0.8 million for the third quarter of 2007. The allowance for loan and lease losses represented 1.54% of outstanding loans and leases and 56% of non-performing assets at September 30, 2008 compared to 1.07% of outstanding loans and leases and 91% of non-performing assets at September 30, 2007.

Non-performing assets totaled $68.4 million at September 30, 2008 compared to $64.9 million at June 30, 2008 and $25.8 million at September 30, 2007. The increase over the linked second quarter of 2008 was due primarily to two residential real estate development loans totaling $3.9 million, which management believes are adequately reserved or well secured. The increase over the same period for the prior year also reflects five residential real estate development loans, in addition to the two mentioned above, totaling $26.3 million, which management believes are also adequately reserved or well secured.

Income Statement Review

Comparing the third quarter of 2008 and 2007, net interest income increased by $0.9 million, or 3%, due primarily to continued growth in the loan portfolio which was largely offset by the decline in market interest rates due to the effect of previous interest rate cuts by the Federal Reserve during the first quarter of 2008 and increases in deposit rates during the third quarter. Such activity caused loan yields to decline faster than yields on deposits due to the Company’s asset sensitive position and produced a net interest margin decrease to 4.02% in 2008 from 4.16% in 2007.

Noninterest income decreased to $10.9 million in the third quarter of 2008 as compared to $11.1 million in the third quarter of 2007, a decrease of 2%. Service charges on deposit accounts increased 8% due primarily to higher overdraft fees while fees on sales of investment products increased 7%. These increases were offset by a decrease in gains on sales of mortgage loans of 46% due to lower mortgage volumes reflecting market conditions and a decrease of 15% in other noninterest income.

Noninterest expenses were $25.3 million in the third quarter of 2008 compared to $25.9 million in the third quarter of 2007, a decrease of $0.6 million or 2%. Excluding the goodwill impairment charge and pre-tax pension credit in the third quarter of 2008, noninterest expenses decreased $1.4 million or 5% compared to the same period for the prior year. Salaries and benefits expenses decreased 18%, while occupancy and equipment expenses decreased 7%. These decreases were somewhat offset by a 47% increase in marketing expenses due to costs to promote new deposit initiatives and an increase of 28% in outside data services due mainly to overall growth in customer accounts and branches acquired from the acquisition of CN Bancorp, Inc. and Potomac Bank in 2007. Other expenses decreased 6% due largely to the effect of project LIFT.

Comparing the first nine months of 2008 and 2007, net interest income increased by $4.4 million, or 6%, due primarily to continued growth in the loan portfolio which was offset to some extent by the decline in market interest rates and to higher rates offered to attract deposits. These factors produced a net interest margin decrease to 3.99% in 2008 from 4.10% in 2007.

Noninterest income increased to $35.3 million for the first nine months of 2008 as compared to $32.9 million for the first nine months of 2007, an increase of 7%. Service charges on deposit accounts increased 19% due primarily to higher overdraft fees while Visa® check fees increased 7% reflecting continued growth in electronic transactions. Other noninterest income increased 18% due primarily to higher accrued gains on mortgage commitments resulting from the adoption of a new accounting principle in the first quarter and due to valuation adjustments on matched commercial loan swaps. These increases were somewhat offset by decreases of 18% in gains on sales of mortgage loans due to lower mortgage volumes reflecting market conditions and 13% in insurance agency commissions due to lower fees on commercial lines and reduced contingency fees.

Noninterest expenses were $74.9 million for the first nine months of 2008 compared to $74.5 million for the first nine months of 2007, an increase of $0.4 million or 1%. Excluding the goodwill impairment charge and the pre-tax pension credit in the third quarter of 2008, noninterest expenses decreased $0.4 million or 1% compared to the same period for the prior year. Salaries and benefits expenses decreased 5% due largely to project LIFT. This decrease was somewhat offset by an increase of 16% in outside data services due mainly to the overall growth in the loan and deposit portfolios and the branches added from the two acquisitions mentioned above. Intangibles amortization increased 13% as a result of the two acquisitions.

Conference Call

The Company’s management will host a conference call to discuss its third quarter results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com. Participants may call 877-795-3638; a password is not necessary. Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available at the Web site until 12:00 midnight (ET) November 23, 2008. A telephone voice replay will also be available during that same time period at 888-203-1112. Please use pass code #7448665 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.2 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the second largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 42 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Hunter R. Hollar, Chief Executive Officer, or
Daniel J. Schrider, President, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
E-mail: HHollar@sandyspringbank.com
DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2007, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2008	2007	Change	2008	2007	Change
Profitability for the period:
Net interest income	$28,087	$27,212	3%	$81,785	$77,426	6%
Provision for loan and lease losses	6,545	750	773	15,401	2,369	550
Noninterest income	10,879	11,130	(2)	35,270	32,909	7
Noninterest expenses	25,267	25,899	(2)	74,856	74,472	1
Income before income taxes	7,154	11,693	(39)	26,798	33,494	(20)
Net income	$5,359	$8,181	(34)	$19,215	$23,895	(20)

Return on average assets	0.67%	1.08%		0.82%	1.10%
Return on average equity	6.64%	10.55%		8.04%	11.28%
Net interest margin	4.02%	4.16%		3.99%	4.10%
Efficiency ratio - GAAP based *	64.84%	67.55%		63.95%	67.50%
Efficiency ratio - traditional *	58.27%	62.30%		59.06%	62.51%

Per share data:
Basic net income	$0.33	$0.50	(34)%	$1.18	$1.50	(21)%
Diluted net income	0.33	0.50	(34)	1.17	1.50	(22)
Dividends declared	0.24	0.23	4	0.72	0.69	4
Book value	19.51	18.92	3	19.51	18.92	3
Tangible book value	14.08	13.17	7	14.08	13.17	7
Average fully diluted shares	16,418,588	16,508,922		16,419,180	15,980,035

At period-end:
Assets	$3,195,117	$2,965,492	8%	$3,195,117	$2,965,492	8%
Deposits	2,248,812	2,280,102	(1)	2,248,812	2,280,102	(1)
Total Loans and leases	2,482,418	2,201,599	13	2,482,418	2,201,599	13
Securities	417,935	452,195	(8)	417,935	452,195	(8)
Stockholders' equity	319,700	310,624	3	319,700	310,624	3

Capital and credit quality ratios:
Average equity to average assets	10.14%	10.19%		10.21%	9.72%
Allowance for loan and lease losses to loans and leases	1.54%	1.07%		1.54%	1.07%
Nonperforming assets to total assets	2.14%	0.87%		2.14%	0.87%
Annualized net charge-offs to average loans and leases	0.28%	0.16%		0.12%	0.07%

* The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization, the goodwill impairment loss and the pension prior service credit from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP-based and Traditional Efficiency Ratios (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Noninterest expenses-GAAP based	$25,267	$25,899	$74,856	$74,472
Net interest income plus noninterest income-GAAP based	38,966	38,342	117,055	110,335

Efficiency ratio-GAAP based	64.84%	67.55%	63.95%	67.50%

Noninterest expenses-GAAP based	$25,267	$25,899	$74,856	$74,472
Less non-GAAP adjustment:
Goodwill Impairment Loss	2,250	0	2,250	0
Amortization of intangible assets	1,103	1,123	3,344	2,956
Plus non-GAAP adjustment:
Pension prior service credit	1,473	0	1,473	0
Noninterest expenses-traditional ratio	23,387	24,776	70,735	71,516

Net interest income plus noninterest income-GAAP based	38,966	38,342	117,055	110,335
Plus non-GAAP adjustment:
Tax-equivalency	1,180	1,447	3,381	4,096
Less non-GAAP adjustments:
Securities gains	9	22	662	28
Net interest income plus noninterest income - traditional ratio	40,137	39,767	119,774	114,403

Efficiency ratio - traditional	58.27%	62.30%	59.06%	62.51%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	September 30 (Unaudited)		December 31
	2008	2007	2007
Assets
Cash and due from banks	$55,321	$58,698	$63,432
Federal funds sold	19,712	13,375	22,055
Interest-bearing deposits with banks	483	483	365
Cash and cash equivalents	75,516	72,556	85,852

Residential mortgage loans held for sale (at fair value)	4,541	6,099	7,089
Investments available-for-sale (at fair value)	206,898	196,138	186,801
Investments held-to-maturity - fair value of $181,734 $241,984 and $240,995, respectively	178,690	237,231	234,706
Other equity securities	32,347	18,826	23,766

Total loans and leases	2,482,418	2,201,599	2,277,031
Less: allowance for loan and lease losses	(38,266)	(23,567)	(25,092)
Net loans and leases	2,444,152	2,178,032	2,251,939

Premises and equipment, net	52,441	55,016	54,457
Other real estate owned	1,698	431	461
Accrued interest receivable	12,491	16,008	14,955
Goodwill	75,701	76,625	76,585
Other intangible assets, net	13,286	17,754	16,630
Other assets	97,356	90,776	90,712
Total assets	$3,195,117	$2,965,492	$3,043,953

Liabilities
Noninterest-bearing deposits	$468,101	$453,536	$434,053
Interest-bearing deposits	1,780,711	1,826,566	1,839,815
Total deposits	2,248,812	2,280,102	2,273,868

Short-term borrowings	484,595	298,083	373,972
Other long-term borrowings	76,828	7,793	17,553
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	30,182	33,890	27,920
Total liabilities	2,875,417	2,654,868	2,728,313

Stockholders' Equity
Common stock — par value $1.00; shares authorized 50,000,000; shares issued and outstanding 16,383,671 16,420,911 and 16,349,317, respectively	16,384	16,421	16,349
Additional paid in capital	85,065	85,982	83,970
Retained earnings	222,126	211,787	216,376
Accumulated other comprehensive loss	(3,875)	(3,566)	(1,055)
Total stockholders' equity	319,700	310,624	315,640
Total liabilities and stockholders' equity	$3,195,117	$2,965,492	$3,043,953

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Interest income:
Interest and fees on loans and leases	$37,263	$39,789	$112,428	$112,756
Interest on loans held for sale	100	234	318	701
Interest on deposits with banks	6	590	79	1,081
Interest and dividends on securities:
Taxable	3,171	3,211	7,749	10,832
Exempt from federal income taxes	1,409	2,468	6,712	7,776
Interest on federal funds sold	99	666	529	1,720
Total interest income	42,048	46,958	127,815	134,866
Interest expense:
Interest on deposits	9,325	15,898	32,930	45,263
Interest on short-term borrowings	3,544	3,198	9,886	10,265
Interest on long-term borrowings	1,092	650	3,214	1,912
Total interest expense	13,961	19,746	46,030	57,440
Net interest income	28,087	27,212	81,785	77,426
Provision for loan and lease losses	6,545	750	15,401	2,369
Net interest income after provision for loan and lease losses	21,542	26,462	66,384	75,057
Noninterest income:
Securities gains	9	22	662	28
Service charges on deposit accounts	3,249	2,999	9,481	7,937
Gains on sales of mortgage loans	397	738	1,772	2,149
Fees on sales of investment products	820	765	2,547	2,471
Trust and investment management fees	2,380	2,365	7,282	7,007
Insurance agency commissions	1,282	1,294	4,725	5,422
Income from bank owned life insurance	742	720	2,183	2,097
Visa check fees	727	730	2,184	2,037
Other income	1,273	1,497	4,434	3,761
Total noninterest income	10,879	11,130	35,270	32,909
Noninterest expenses:
Salaries and employee benefits	11,949	14,654	39,574	41,864
Occupancy expense of premises	2,732	2,946	8,150	8,072
Equipment expenses	1,515	1,631	4,514	4,734
Marketing	526	359	1,511	1,563
Outside data services	1,116	870	3,319	2,873
Amortization of intangible assets	1,103	1,123	3,344	2,956
Goodwill impairment loss	2,250	0	2,250	0
Other expenses	4,076	4,316	12,194	12,410
Total noninterest expenses	25,267	25,899	74,856	74,472
Income before income taxes	7,154	11,693	26,798	33,494
Income tax expense	1,795	3,512	7,583	9,599
Net income	$5,359	$8,181	$19,215	$23,895
Basic net income per share	$0.33	$0.50	$1.18	$1.50
Diluted net income per share	0.33	0.50	1.17	1.50
Dividends declared per share	0.24	0.23	0.72	0.69

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data (Unaudited)
(Dollars in thousands, except per share data)

	2008			2007
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$43,228	$42,903	$45,062	$47,519	$48,405	$47,378	$43,179
Interest expense	13,961	14,723	17,343	18,709	19,746	19,815	17,879
Tax-equivalent net interest income	29,267	28,180	27,719	28,810	28,659	27,563	25,300
Tax-equivalent adjustment	1,180	1,061	1,140	1,410	1,447	1,364	1,285
Provision for loan and lease losses	6,545	6,189	2,667	1,725	750	780	839
Noninterest income	10,879	11,695	12,696	11,380	11,130	10,873	10,906
Noninterest expenses	25,267	24,886	24,703	25,316	25,899	24,959	23,614
Income before income taxes	7,154	7,739	11,905	11,739	11,693	11,333	10,468
Income tax expense	1,795	2,088	3,700	3,372	3,512	3,164	2,923
Net Income	5,359	5,651	8,205	8,367	8,181	8,169	7,545
Financial ratios:
Return on average assets	0.67%	0.73%	1.07%	1.10%	1.08%	1.10%	1.12%
Return on average equity	6.64%	7.09%	10.45%	10.69%	10.55%	11.45%	11.96%
Net interest margin	4.02%	3.96%	3.99%	4.19%	4.16%	4.08%	4.07%
Efficiency ratio - GAAP based *	64.84%	64.11%	62.90%	65.28%	67.55%	67.33%	67.62%
Efficiency ratio - traditional *	58.27%	59.73%	59.18%	60.22%	62.30%	62.26%	63.01%
Per share data:
Basic net income	$0.33	$0.35	$0.50	$0.51	$0.50	$0.51	$0.49
Diluted net income	$0.33	$0.34	$0.50	$0.51	$0.50	$0.51	$0.49
Dividends declared	$0.24	$0.24	$0.24	$0.23	$0.23	$0.23	$0.23
Book value	$19.51	$19.56	$19.50	$19.31	$18.92	$18.62	$17.51
Tangible book value	$14.08	$13.89	$13.77	$13.60	$13.17	$12.76	$13.11
Average fully diluted shares	16,418,588	16,427,213	16,407,778	16,422,161	16,508,922	16,069,771	15,400,865
Noninterest income breakdown:
Securities gains	$9	$79	$574	$15	$22	$4	$2
Service charges on deposit accounts	3,249	3,202	3,030	3,211	2,999	2,630	2,308
Gains on sales of mortgage loans	397	653	722	590	738	773	638
Fees on sales of investment products	820	905	822	518	765	906	800
Trust and investment management fees	2,380	2,505	2,397	2,581	2,365	2,361	2,281
Insurance agency commissions	1,282	1,357	2,086	1,203	1,294	1,438	2,690
Income from bank owned life insurance	742	727	714	732	720	693	684
Visa check fees	727	761	696	747	730	717	590
Other income	1,273	1,506	1,655	1,783	1,497	1,351	913
Total	10,879	11,695	12,696	11,380	11,130	10,873	10,906
Noninterest expense breakdown:
Salaries and employee benefits	$11,949	$13,862	$13,763	$13,343	$14,654	$13,776	$13,434
Occupancy expense of premises	2,732	2,619	2,799	2,288	2,946	2,709	2,417
Equipment expenses	1,515	1,560	1,439	1,829	1,631	1,501	1,602
Marketing	526	488	497	674	359	675	529
Outside data services	1,116	1,081	1,122	1,094	870	1,077	926
Amortization of intangible assets	1,103	1,117	1,124	1,124	1,123	1,031	802
Goodwill impairment loss	2,250	0	0	0	0	0	0
Other expenses	4,076	4,159	3,959	4,964	4,316	4,190	3,904
Total	25,267	24,886	24,703	25,316	25,899	24,959	23,614

*
The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization expenses from noninterest expenses; excludes security gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data (Unaudited)
(Dollars in thousands, except per share data)

	2008			2007
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$452,815	$461,000	$459,768	$456,305	$439,091	$427,252	$404,177
Residential construction loans	221,630	199,602	183,690	166,981	154,908	154,444	144,744
Commercial mortgage loans	804,728	752,905	732,692	662,837	645,790	660,004	621,692
Commercial construction loans	247,930	273,059	256,714	262,840	246,569	236,278	225,108
Commercial loans and leases	358,097	356,256	354,509	351,773	343,653	316,409	282,854
Consumer loans	397,218	386,126	376,650	376,295	371,588	370,621	357,607
Total loans and leases	2,482,418	2,428,948	2,364,023	2,277,031	2,201,599	2,165,008	2,036,182
Less: allowance for loan and lease losses	(38,266)	(33,435)	(27,887)	(25,092)	(23,567)	(23,661)	(22,186)
Net loans and leases	2,444,152	2,395,513	2,336,136	2,251,939	2,178,032	2,121,347	2,013,996
Goodwill	75,701	78,376	78,111	76,585	76,625	77,457	53,913
Other intangible assets, net	13,286	14,390	15,507	16,630	17,754	18,878	15,244
Total assets	3,195,117	3,164,123	3,160,896	3,043,953	2,965,492	3,101,409	2,945,477
Total deposits	2,248,812	2,294,791	2,340,568	2,273,868	2,280,102	2,386,226	2,274,322
Customer repurchase agreements	77,630	93,919	101,666	98,015	122,130	113,622	114,712
Total stockholders' equity	319,700	320,218	318,967	315,640	310,624	306,255	275,319
Quarterly average balance sheets:
Residential mortgage loans	$463,778	$462,858	$463,597	$453,568	$441,190	$426,496	$406,886
Residential construction loans	210,363	193,822	174,626	163,922	151,306	151,785	151,194
Commercial mortgage loans	779,652	733,905	690,289	649,101	647,659	630,335	565,277
Commercial construction loans	253,806	261,360	266,098	252,705	244,975	239,299	203,371
Commercial loans and leases	356,327	359,287	351,862	339,744	323,439	300,325	246,218
Consumer loans	391,640	380,911	378,261	374,572	370,585	362,221	353,668
Total loans and leases	2,455,566	2,392,143	2,324,733	2,233,612	2,179,154	2,110,461	1,926,614
Securities	423,082	431,182	427,819	451,168	458,984	523,507	551,566
Total earning assets	2,898,968	2,862,012	2,795,453	2,725,801	2,733,572	2,711,225	2,518,797
Total assets	3,167,145	3,134,440	3,072,428	3,006,086	3,019,065	2,979,820	2,743,890
Total interest-bearing liabilities	2,363,299	2,344,266	2,311,629	2,222,387	2,214,606	2,212,376	2,048,323
Noninterest-bearing demand deposits	453,281	441,330	412,369	439,967	463,018	450,887	408,954
Total deposits	2,264,990	2,306,867	2,260,837	2,283,122	2,340,004	2,290,413	2,099,409
Customer repurchase agreements	81,158	92,968	94,841	112,828	113,425	109,187	101,805
Stockholders' equity	321,028	320,409	315,755	310,605	307,564	286,040	255,781
Capital and credit quality measures:
Average equity to average assets	10.14%	10.22%	10.28%	10.33%	10.19%	9.60%	9.32%
Allowance for loan and lease losses to loan and leases	1.54%	1.38%	1.18%	1.10%	1.07%	1.09%	1.09%
Nonperforming assets to total assets	2.14%	2.05%	1.48%	1.15%	0.87%	0.71%	0.24%
Annualized net charge-offs (recoveries) to average loans and leases	0.28%	0.11%	(0.02)%	0.04%	0.16%	0.05%	0.00%
Miscellaneous data:
Net charge-offs (recoveries)	$1,714	$642	($129)	$200	$844	$265	($17)
Nonperforming assets:
Non-accrual loans and leases	64,246	60,373	37,353	23,040	17,362	18,818	1,982
Loans and leases 90 days past due	2,074	2,538	8,244	11,362	8,009	3,347	5,084
Restructured loans and leases	395	655	655	0	0	0	0
Other real estate owned, net	1,698	1,352	661	461	431	0	0
Total nonperforming assets	68,413	64,918	46,913	34,863	25,802	22,165	7,066

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
(Dollars in thousands and tax-equivalent)

	Three Months Ended September
	2008			2007
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$463,778	$7,150	6.17%	$441,190	$6,773	6.14%
Residential construction loans	210,363	3,132	5.92	151,306	2,754	7.22
Commercial mortgage loans	779,652	12,936	6.60	647,659	11,499	7.04
Commercial construction loans	253,806	3,260	5.11	244,975	5,593	9.06
Commercial loans and leases	356,327	5,822	6.51	323,439	6,828	8.38
Consumer loans	391,640	5,063	5.14	370,585	6,576	7.07
Total loans and leases	2,455,566	37,363	6.16	2,179,154	40,023	7.30
Securities*	423,082	5,760	5.38	458,984	7,126	6.11
Interest-bearing deposits with banks	1,311	6	1.91	44,986	590	5.20
Federal funds sold	19,009	99	2.07	50,448	666	5.24
TOTAL EARNING ASSETS	2,898,968	43,228	5.93%	2,733,572	48,405	7.03%

Less: allowance for loan and lease losses	(34,897)			(23,964)
Cash and due from banks	49,860			53,935
Premises and equipment, net	52,912			54,546
Other assets	200,302			200,976
Total assets	$3,167,145			$3,019,065

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$242,488	$177	0.29%	$239,683	$223	0.37%
Regular savings deposits	155,039	118	0.30	170,548	128	0.30
Money market savings deposits	647,258	2,410	1.48	683,909	6,614	3.84
Time deposits	766,924	6,620	3.43	782,846	8,933	4.53
Total interest-bearing deposits	1,811,709	9,325	2.05	1,876,986	15,898	3.36
Borrowings	551,590	4,636	3.35	337,620	3,848	4.53
TOTAL INTEREST-BEARING LIABILITIES	2,363,299	13,961	2.35	2,214,606	19,746	3.54

Noninterest-bearing demand deposits	453,281			463,018
Other liabilities	29,537			33,877
Stockholder's equity	321,028			307,564
Total liabilities and stockholders' equity	$3,167,145			$3,019,065

Net interest income and spread on a fully tax equivalent basis		29,267	3.58%		28,659	3.49%
Less: tax equivalent adjustment		1,180			1,447
Net interest income		28,087			27,212

Interest income/earning assets			5.93%			7.03%
Interest expense/earning assets			1.91			2.87
Net interest margin			4.02%			4.16%

* Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.51% (or a combined marginal federal and state rate of 39.88%) for 2008 and a marginal state income tax rate of 6.37% (or a combined marginal federal and state rate of 39.14%) for 2007, to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $4.5 million in 2008 and $5.5 million in 2007.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
(Dollars in thousands and tax-equivalent)

	Nine Months Ended September 30,
	2008			2007
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$465,832	$21,571	6.17%	$424,147	$19,264	6.06%
Residential construction loans	193,001	8,728	6.04	151,429	8,230	7.27
Commercial mortgage loans	734,780	37,205	6.76	615,648	33,350	7.24
Commercial construction loans	260,397	11,141	5.72	229,368	15,602	9.09
Commercial loans and leases	355,827	18,369	6.89	290,190	18,018	8.30
Consumer loans	383,633	15,732	5.48	362,220	18,993	7.04
Total loans and leases	2,393,470	112,746	6.29	2,073,002	113,457	7.31
Securities*	427,345	17,842	5.59	511,013	22,704	5.95
Interest-bearing deposits with banks	4,119	79	2.56	27,681	1,081	5.22
Federal funds sold	27,381	529	2.58	43,936	1,720	5.24
TOTAL EARNING ASSETS	2,852,315	131,196	6.14%	2,655,632	138,962	7.00%

Less: allowance for loan and lease losses	(29,750)			(22,439)
Cash and due from banks	49,651			54,448
Premises and equipment, net	53,582			51,786
Other assets	198,930			175,021
Total assets	$3,124,728			$2,914,448

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$244,943	$528	0.29%	$237,173	$626	0.35%
Regular savings deposits	156,093	365	0.31	168,957	421	0.33
Money market savings deposits	680,189	9,760	1.92	611,881	17,349	3.79
Time deposits	760,569	22,277	3.91	784,995	26,867	4.58
Total interest-bearing deposits	1,841,794	32,930	2.39	1,803,006	45,263	3.36
Borrowings	498,023	13,100	3.51	356,039	12,177	4.57
TOTAL INTEREST-BEARING LIABILITIES	2,339,817	46,030	2.63	2,159,045	57,440	3.56

Noninterest-bearing demand deposits	435,725			441,151
Other liabilities	30,115			30,916
Stockholder's equity	319,071			283,336
Total liabilities and stockholders' equity	$3,124,728			$2,914,448

Net interest income and spread on a fully tax equivalent basis		85,166	3.51%		81,522	3.44%
Less: tax equivalent adjustment		3,381			4,096
Net interest income		81,785			77,426

Interest income/earning assets			6.14%			7.00%
Interest expense/earning assets			2.15			2.90
Net interest margin			3.99%			4.10%

*Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.51% (or a combined marginal federal and state rate of 39.88%) for 2008 and a marginal state income tax rate of 6.37% (or a combined marginal federal and state rate of 39.14%) for 2007, to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $4.7 million in 2008 and $5.7 million in 2007.